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                                                                     Exhibit 4.2


                                 EMC CORPORATION
                             STOCK OPTION AGREEMENT

                           NON-QUALIFIED STOCK OPTION

     AGREEMENT entered into as of the ___ day of ______, _____ by and between EMC Corporation, a Massachusetts corporation (the "Company"), and the undersigned individual (the "Optionee").

     WHEREAS, the Company desires to grant the Optionee a non-qualified stock option to acquire shares of the Company's common stock, $.01 par value per share (the "Common Stock"); and

     WHEREAS, the Optionee desires to accept such option subject to the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee, intending to be legally bound, hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee a non-qualified stock option (the "Option") to purchase all (or any part) of _______ shares of Common Stock (the "Shares") on the terms and conditions hereinafter set forth. This option shall not be treated as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended.

     2. PURCHASE PRICE. The purchase price ("Purchase Price") for the Shares covered by the Option shall be the closing price of a share of Common Stock on _________, or $_____ per share.

     3. VESTING AND EXERCISABILITY. On or after the first anniversary of the date hereof, twenty percent (20%) of the Shares subject to the Option shall vest and be exercisable, and on or after each of the next four successive anniversaries of the date hereof, an additional twenty percent (20%) of the Shares shall vest and be exercisable.

     4. TERM OF OPTION.

        (a) This Option shall expire not later than ten (10) years from the date hereof; PROVIDED, HOWEVER, that if the Optionee ceases to serve as Clerk of the Company for any reason, whether voluntary or involuntary (including death), this Option shall terminate on the date such service terminates with respect to any Shares subject to options which are vested or unvested on such date.

     5. MANNER OF EXERCISE OF OPTION.

        (a) To the extent that the right to purchase shares under the Option has vested and is in effect in accordance with the terms hereof, the number of available Shares may be purchased in full (or in part) by giving written notice to the Company stating the number of Shares purchased and accompanied by payment in full for such Shares. Payment shall be either in cash or by a certified or cashier's check or money order payable to the Company.

        (b) The Company shall at all times during the term of the Option reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of the Option.

        (c) Notwithstanding the provision of Section 5(a) of this Agreement, the Company may delay the issuance of Shares covered by the vesting of this Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

            (i) The Shares purchased pursuant to a vested Option are at the time of the issuance of such Shares effectively registered or qualified under applicable federal and state securities laws now in effect or as hereafter amended; or

            (ii) Counsel for the Company shall have given an opinion that such
                Shares are exempt from registration and qualification under applicable federal and state securities laws now in effect or as hereafter amended.

            (iii) The Company shall use its best efforts to promptly meet the conditions under items (i) and (ii) above.

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     6. CHANGES IN STOCK.


     In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the Board of Directors or the Compensation Committee (the "Committee") shall make appropriate adjustments in the number and kind of shares of stock remaining subject to this Option outstanding at the time of such change and the Purchase Price. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), this Option shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to this Option would have been entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause this Option to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either arrange for any corporation succeeding to the business and assets of the Company to issue to the Optionee replacement options on such corporation's stock which will to the extent possible preserve the value of the outstanding Option or shall make the outstanding Option fully exercisable at least 20 days before the effective date of any such dissolution, liquidation, merger or consolidation. The existence of this Agreement shall not prevent any such change or other transaction and the Optionee shall not have any right except as herein expressly set forth.

     7. NO SPECIAL RIGHTS. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the service of the Optionee as Clerk of the Company for the period during which this Option may vest.

     8. RIGHTS AS A SHAREHOLDER. The Optionee shall not have any of the rights of a shareholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to the Optionee upon the purchase of Shares pursuant to a vested Option in accordance with this Agreement. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     9. NOTICE OF DISPOSITION. Participant shall notify the Company when he makes any disposition of the Shares acquired upon exercise of this Option, whether by sale, gift or otherwise.

     10. APPLICATION OF STOCK TRANSFER AGREEMENT. If at the time when this Option is exercised, the Company is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, this Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect), the agreement specified by the Board of Directors or the Committee.

     11. TAX EFFECTS OF EXERCISE OF OPTION. At the time of exercise of any part of this Option, Optionee or his legal representative will be liable for federal and state taxes for the gain between the exercise price of the Shares and the then current fair market value of such shares. The Company has no liability or responsibility to withhold any amounts to cover this federal or state tax liability.

     12. NON-TRANSFERABILITY OF OPTION. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant.

     13. CANCELLATION AND RESCISSION OF OPTION. The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict this Option at any time if the Optionee engages in "Detrimental Activity" (as defined below). Furthermore, in the event Optionee engages in Detrimental Activity at any time prior to or during the six months after any exercise of this Option (or portion hereof), such exercise may be rescinded until the later of (i) two years after such exercise or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Optionee to (i) deliver and transfer to the Company the shares of Common Stock received by the Optionee upon such exercise, (ii) pay to the Company an amount equal to any realized gain received by the Optionee from such exercise, or (iii) pay to the Company an amount equal to the market price (as of the exercise date) of the Common Stock acquired upon such exercise minus the respective exercise price. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Optionee by the Company. As used in this Section 13, "Detrimental Activity" shall include: (i) the failure to comply with the terms of this Agreement; (ii) the failure to comply with any term set forth in the Key Employee Agreement (irrespective of whether the Optionee is a party to the Key Employee Agreement); (iii) any activity that results in removal of the Optionee for cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; (v) the Optionee being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company; or (vi) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.



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                                 EMC CORPORATION
                             STOCK OPTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Optionee has hereunto set his hand and seal, all as of the day and year first above written.


EMC CORPORATION                            OPTIONEE



By:
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     NAME:                                 (SIGNATURE)
     TITLE:

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